UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2006

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street

Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding our ability to satisfy service and warranty and product distribution obligations until the Kodak transition is complete, the expected benefits to Fischer of the arrangement with Kodak, the estimated amount and timing of severance payments to be paid to certain service personnel and the anticipated use of cash received from the sale of spare parts inventory to Kodak..  These statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. The forward-looking statements contained herein are also subject to risk and uncertainties generally applicable to Fischer’s business, certain of which are described as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004.  Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements are made.  It is recommended that our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2005, June 30, 2005 and Sept. 30, 2005  be read together with this report to better understand our business, results of operations and financial condition.

Item 1.01 Entry Into a Material Definitive Agreement

On January 23, 2006, Fischer Imaging Corporation (“Fischer” or the “Company”) entered into an Intellectual Property License Agreement (the “License Agreement”) and Services Agreement ( the “Services Agreement, and together, the “Agreements”) with Eastman Kodak Company (“Kodak”).  These Agreements will allow Kodak to act as an authorized service provider and provide service and support to the world-wide installed base of Fischer’s mammography products, specifically the SenoScan® digital mammography and MammoTest® stereotactic breast biopsy systems (the “Service business”).  Fischer expects that these Agreements with Kodak will reduce Fischer’s obligations and costs with respect to the Service business.

As reported earlier, Fischer consummated the sale of its Mammography Assets (all intellectual property rights used in Fischer’s mammography business, including the SenoScan and MammoTest systems) to Hologic, Inc. on September 29, 2005 (“Hologic Sale”), and in that sale received a license from Kodak to use the Mammography Assets to the extent necessary to provide service and support on the installed base of SenoScan and MammoTest systems.  Fischer, with Hologic’s consent, granted Kodak a non-exclusive limited license to Kodak in the License Agreement, which continues for a term of five years..

Under the terms of the Services Agreement, Fischer has agreed to provide to Kodak certain licenses, deliverables, training and assistance to enable Kodak to service the installed SenoScan and MammoTest equipment under new service agreements that Kodak intends to offer to current owners of SenoScan and MammoTest systems.  The Services Agreement includes the following major provisions:

•                  Fischer will provide Kodak with its SenoScan and MammoTest customer list and make appropriate introductions of Kodak as an authorized service provider.  Kodak will contact customers to offer customers the ability to enter into new service contracts directly with Kodak and terminate their service agreements with Fischer with no penalty.

•                  Fischer will provide training classes to Kodak.  In addition, Fischer will reimburse Kodak $75,000 for out-of-pocket expenses related to training payable upon signing the Services Agreement.

•                  Fischer will provide three SenoScan and three MammoTest units free of charge for training purposes.

•                  Fischer has agreed during the first 90 days of the Services Agreement to provide labor on a sub-contract basis to Kodak to enable the Service business to be transitioned to Kodak. Fischer will be paid $250 per hour with a minimum commitment of certain hours.  Hours over the minimum commitments will be reimbursed at $150 per hour.

•                  Fischer will provide service parts free of charge for all service performed through March 31, 2006 as of which all remaining spare parts inventory will be transferred to Kodak as an incentive to enter into the arrangement.  Kodak agrees to purchase certain critical parts in an amount up to $750,000 out of the remaining spare parts inventory.  A portion of the cash received will be used to arrange for customers in the United States with warranty periods remaining as of March 31, 2006 to receive a Kodak service agreement for the remaining warranty period and a portion of the cash received will be used to reimburse customers with pre-paid long-term service contracts.

•                  Fischer will reimburse Kodak for $60,000 of out-of-pocket expenses in order to implement the Services Agreement payable upon signing the Services Agreement;

•                  The Service Agreements continues for a term of five years unless terminated earlier in accordance with the License Agreement.

Kodak is also a customer of Fischer’s with respect to its radiology, electrophysiology, and surgical business, and sales to Kodak represented approximately 9% of Fisher’s consolidated revenue for the nine-months ended September 30, 2005 and 2004.

The foregoing is a summary description of the terms of the License Agreement and Services Agreement and by its nature is incomplete.  For further information regarding the terms and conditions of the arrangement, reference is made to the License Agreement and Services Agreement, which are filed as exhibits hereto and incorporated by reference herein.

In addition, the Company issued a press release on January 25, 2006 announcing the arrangement, which is filed as Exhibit 99.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01 with respect to the terms and conditions of the Services Agreement .

Item 2.05 Costs Associated with Exit or Disposal Activities

Fischer expects to recognize a pre-tax restructuring charge related to cash severance payments directly related to those employees who have signed retention agreements to ensure the transition of the Kodak arrangement.  The retention payments are estimated to be $470,000 and will be recognized as expense over the period January through March, 2006.  The majority of the cash severance payments will be paid in the second quarter ending June 30, 2006.

Item 2.06 Material Impairments

As a result of the Kodak Services Agreement, management believes it may be required to increase its reserves for excess and obsolete inventories in the quarter ended December 31, 2005 but will complete this analysis and provide disclosure in its Annual Report filed on Form 10-K for the year ended December 31, 2005.

As previously disclosed in Fischer’s Form 10-Q for the quarter ended September 30, 2005, management assessed the recoverability of its long-lived assets and intangibles, which included assumptions regarding estimated future cash flows and other factors, and estimated that the maximum amount of non-cash impairment charges related to fixed assets and intangible assets would be $1.4 million and $1.0 million, respectively.  Management believes that these estimates are still valid and Fischer’s management will finalize its analysis of what, if any, assets may be impaired as a result of the Kodak Service Agreement as part of its Form 10-K.

ITEM 9.01    Financial Statements and Exhibits

(c) Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Intellectual Property License Agreement dated January 23, 2006 issued by Fischer to Kodak and approved and accepted by Hologic, Inc.
10.2	Services Agreement dated January 23, 2006 by and between Fischer and Kodak
99.1	Press Release issued by Fischer on January 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: January 27, 2006	By:	/s/ Steven Durnil
Steven Durnil
President and CEO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Intellectual Property License Agreement dated January 23, 2006 issued by Fischer to Kodak and approved and accepted by Hologic, Inc.
10.2	Services Agreement dated January 23, 2006 by and between Fischer and Kodak
99.1	Press Release issued by Fischer on January 25, 2006.